Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Gevo, Inc. of our report dated January 14, 2025 relating to the financial statements of Red Trail Energy, LLC, which were incorporated by reference in Gevo, Inc.’s Current Report on Form 8-K/A filed on April 16, 2025.

/s/ Eide Bailly LLP

Denver, Colorado

June 5, 2025